As filed with the Securities and Exchange Commission on May 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

PARAMETRIC SOUND CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	27-2767540
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

13771 Danielson Street, Suite L

Poway, CA 92064

(888) 477-2150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________

James A. Barnes

Chief Financial Officer, Treasurer and Secretary

Parametric Sound Corporation

13771 Danielson Street, Suite L

Poway, CA 92064

(888) 477-2150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

John J. Hentrich, Esq. Sheppard Mullin Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130 (858) 720-8900

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)

Common Stock	--	--
Warrants to purchase common stock	--	--
Total:			$75,000,000	$10,230

(1) The amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price are not being specified for each class of securities being registered pursuant to General Instruction II.D. to Form S-3 and Rule 457(o). The registrant will determine such amounts from time to time in connection with the issuance by the registrant of the securities registered hereunder.

(2) This registration statement registers an indeterminate number of shares of common stock and warrants as shall have an aggregate initial offering price not to exceed $75,000,000 that the registrant may sell from time to time, including any consideration which may be received for securities which are issuable upon the exercise of other securities. Such amount represents the offering price of any shares of common stock or warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act of 1933, the securities being registered hereunder include such currently indeterminate number of shares of common stock as may be issuable by the registrant upon the exercise of warrants. Separate consideration may or may not be received for securities that are issuable upon the exercise of other securities. In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 6, 2013

PROSPECTUS

$75,000,000 of Common Stock and Warrants Offered by Parametric Sound Corporation.

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By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $75,000,000 in any combination of common stock and warrants.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “PAMT”. On May 2, 2013, the last reported sales price for our common stock was $19.03 per share.

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Investing in the common stock being offered by this prospectus is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 5 of this prospectus for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2013

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
DILUTION	16
DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED	17
USE OF PROCEEDS	20
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	24
EXPERTS	24
WHERE YOU CAN FIND MORE INFORMATION	24
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	24

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities which may be offered.  Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains statistical data that we obtained from industry sources. These sources generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy or completeness of the information. Although we believe that the industry sources are reliable, we have not independently verified their data.

i

PROSPECTUS SUMMARY

This summary contains basic information about us. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes incorporated by reference in this prospectus, before making an investment decision. As used in this prospectus, the terms the “Company,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Parametric Sound Corporation or to Parametric Sound Corporation’s subsidiaries or to Parametric Sound Corporation and its subsidiaries, taken as a whole.

Our Business

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Parametric Sound Corporation

We are a technology company with a substantial body of intellectual property focused on delivering novel audio solutions. Our HyperSonic® Sound, or HSS®, technology creates sound in a new way - - “in-the-air” along a directional ultrasonic beam - - a significant departure from traditional speaker technology. Our ability to beam, focus and control sound empowers solutions for commercial applications, consumer audio and applications to amplify sound for persons with normal and impaired hearing. We are establishing HyperSound™ as the consumer brand for our novel sound reproduction method that enhances standard stereo content producing a robust and distinct 3D sound image from just two thin emitters.

Our Proprietary Technology Platform

We established many of the foundational patents allowing the commercial and economical use of audio generated using concepts known as parametric or nonlinear acoustics. We pioneered the practical applications of these concepts to generate audio and have amassed a patent portfolio of 26 issued United States and foreign patents and we have 12 patent applications pending, many of which we consider foundational to commercial, consumer and hearing applications of nonlinear acoustics.

Our patented and patent pending technology employs ultrasonic frequencies to carry content, such as music and voice, into the air. Proprietary ultrasonic emitters, or transducers, convert electrical energy to high frequency acoustical energy, producing ultrasonic frequencies beyond the range of hearing. These ultrasonic emitters are used in lieu of loudspeakers to emit a custom-generated ultrasonic wave with the proper difference frequency characteristics to produce audible sound within, throughout and along a tightly formed beam. Audible sound is generated in the air itself and is focused and directed.

We believe we are the first to develop technology and methods to economically generate directional audio from one or more emitters and three-dimensional (3D) sound from two emitters. We are advancing the science behind the application of our HSS technology in health care to help those with various levels of impaired hearing. We continue to devote significant resources towards improving performance of our technology, systems and methods.

Our Target Markets

We are currently focusing our efforts on applications of our parametric technology platform in three areas:

Commercial Applications

Our initial focus and proof of technology has been on the use of directed sound in the digital signage, point-of-purchase, in-store networks and related markets and applications. We believe our HSS-3000 product line meets the current requirements of these customers. Our technology also addresses other commercial applications including kiosks, point-of-sale (POS) terminals and slot machines, and we are developing new form factors for our emitters and accessories to better meet the requirements to serve these customers. We have also identified future commercial uses of our technology in cinema, concert halls and other venues.

We are currently selling our HSS-3000 products directly to end user commercial digital signage customers and through distributors, value added resellers (VARs) and agents. We anticipate we can also sell or license to original equipment manufacturers (OEMs) for integration in kiosks, POS terminals and slot machines.

We presently assemble HSS-3000 products at our corporate facility but are negotiating higher volume contract manufacturing arrangements to allow higher volume manufacturing in the future.

Consumer Applications

We believe the increased sophistication of video gaming including higher resolution images, more realistic and interactive content and the use of 3D displays creates a growing opportunity for our enhanced audio. With the advent of flat panel display, manufacturers have been focused on creating the thinnest form factor often at the expense of sound quality. We believe our ability to create a 3D sound image from just two thin emitters complements many gaming platforms, computers and television and home theater applications. Our enhanced audio solution complements these devices by delivering a more robust sound image and directing and focusing sound to an individual user or by other techniques targeting a broader listening audience.

We established a wholly-owned licensing subsidiary, PSC Licensing Corp., through which we seek to license our solutions to established industry partners and OEMs to make products incorporating our technologies widely available to consumers in high-growth markets. We have developed functional prototypes in several market verticals in cooperation with prospective OEMs to demonstrate the viability of our technology. We are currently in discussions with various consumer OEMs for the incorporation of our technology into their products or as an accessory product, such as video gaming speakers and television soundbars. We intend to license our technology and work with partners to commercialize products, although we have no revenue producing licenses and there is no assurance that we will be able to generate licensing revenue in the future.

Health Care

During fiscal 2012 we identified health care, initially the hearing loss population, as a target market for HSS applications. We are evaluating observations from our consumer preference surveys that persons with normal and impaired hearing reported greater comprehension or clarity of sound compared to standard speakers. We believe the delivery of sound in the air closer to the ear contributes to these observations. We have engaged audiology professionals and medical consultants to investigate and better understand the mechanisms at work with HSS and we believe there are opportunities to develop, produce or license products targeted for sound amplification and/or assisted listening. In most jurisdictions in which we hope to market product, claims or statements that products may mitigate hearing impairment or improve hearing may require that such products receive medical device classification, which would require regulatory clearance from the U.S. Food and Drug Administration and similar regulatory agencies in other jurisdictions prior to product sales and marketing. We are analyzing market feasibility and we are preparing documentation and intend to file for approval for regulated applications of our technology in the U.S. and other jurisdictions. There is no assurance such applications will be filed or, if filed, that they will be approved in the U.S. or in any other jurisdiction.

We have formed a wholly-owned subsidiary, HyperSound Health, Inc. (“HHI”), to pursue health care applications of HSS (i.e., products intended to improve listening comprehension and provide localized sound amplification for individuals who may otherwise have difficulty in hearing or understanding television or other sounds). Although we currently control and manage the operations of HHI, we anticipate that HHI will become separately managed in the future.

To enable HHI to pursue health care applications of HSS, we have granted to HHI an exclusive, worldwide, royalty-bearing license (“License”) to use certain HHS-related intellectual property and technology owned or licensed by us (the “Licensed Materials”) solely for, and in connection with, the use, testing, manufacture, marketing, sale, offering for sale, commercialization, distribution and servicing of products in the medical device and “personal sound amplification product” fields (such products collectively, the “Licensed Products”); the license also permits HHI to enter into third party licensing agreements in connection with the Licensed Products. A “personal sound amplification product” is defined in the License to mean an electronic product that is not intended to compensate for impaired hearing, but rather is intended for non-hearing impaired customers to amplify sounds in the environment for a number of reasons, such as for recreational activities or to improve comprehension; however, the term “personal sound amplification product” as defined in the License expressly excludes any product marketed for or intended for use (i) by multiple users in a public space (e.g., digital signage), (ii) as an integrated part of a television, gaming console, telephone or music playback device, (iii) as speakers marketed as home theater, gaming or home stereo components, (iv) in automobiles, aircraft, watercraft and other forms of transportation or (v) in personal computers, tablets or smart phones. HHI has the limited right to sub-license the Licensed Materials (i) in connection with the permitted uses under the license and (ii) with our prior written consent. The License does not grant to HHI any rights with respect to the fields of general consumer use or digital signage. The License will last until the expiration of the last patent owned or licensed by us pertaining to HSS, but may be terminated earlier by either party upon (i) an uncured breach by the other party of its obligations under the license or (ii) the dissolution of HHI. In consideration for its rights under the License, HHI is required to pay us royalties of (i) 15% of all cash and non-cash revenues from any source, including net sales, of the Licensed Products and (ii) 30% of all cash and non-cash consideration received by HHI from third party license agreements, joint ventures and co-development agreements (such royalties in (i) and (ii) collectively, “Earned Royalties”), with the following adjustments: If the amount of Earned Royalties is less than $1,000,000 before the earlier to occur of (i) April 4, 2017 and (ii) HHI’s procurement of aggregate equity based financing of $20,000,000, then HHI will pay us $1,000,000 in royalties; and if the amount of Earned Royalties is less than $500,000 in any year following the fourth year of the term, then HHI will pay us $500,000 in royalties for such year.

In February 2013, HHI adopted an equity incentive plan under which it may grant options to purchase up to 250 shares of its common stock (representing 25% of the 1,000 shares of common stock outstanding) to HHI employees, directors and consultants. In February 2013, we granted to two medical consultants stock options to purchase in the aggregate 40 shares of HHI’s outstanding common stock, and in March 2013 we granted an option to purchase 50 shares of HHI’s outstanding common stock to our Executive Chairman, Ken Potashner (and who also serves as the President of HHI), and an option to purchase 50 shares of HHI’s outstanding common stock to an HHI employee. These option grants are subject to a combination of performance and time-based vesting, and also contain certain anti-dilution adjustment rights (which generally allow the option holders to maintain their percentage ownership in HHI during a three-year period from the date of the original option grant), as well as repurchase rights and first refusal rights in favor of HHI.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

We were incorporated in Nevada on June 2, 2010 as a new, wholly owned subsidiary of LRAD Corporation in order to effect the separation and spin-off of our HSS business. On September 27, 2010, the 100% spin-off was completed and we became a stand-alone, independent, publicly traded company. Our corporate office is located at 13771 Danielson Street, Suite L, Poway, California 92064. Our telephone number is (888) 477-2150. Additional information about us is available on our website at www.parametricsound.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

The Offering

Issuer	Parametric Sound Corporation

Sellers	This prospectus relates to the sale by us of shares of our common stock and warrants to purchase shares of our common stock.

Securities Offered	Up to $75,000,000 of shares of our common stock and warrants to purchase shares of our common stock to be sold by us from time to time. The prices at which we may sell the shares or warrants will be determined by the prevailing market price for the shares or in negotiated transactions.

Exchange	Our common stock is listed on the NASDAQ Capital Market under the symbol "PAMT.”

Risk Factors	Investing in our common stock involves significant risk. See “Risk Factors” for a discussion of the risks associated with an investment in our common stock.

RISK FACTORS

An investment in our company involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the shares of common stock offered under this prospectus. You should consider these matters in conjunction with the other information included or incorporated by reference in this prospectus. Our results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Special Note Regarding Forward-Looking Statements” below.

Risk Factors Relating to Our Business

We have a history of operating losses, expect additional losses and may not achieve or sustain profitability.

We have incurred operating losses since our spin-off in September 2010 and expect additional losses until we achieve revenues and resulting margins to offset our operating costs.  We expect to expend significant resources on personnel, consultants, intellectual property protection, research and development, marketing, production and administration. Our net loss for the fiscal years ended September 30, 2012 and 2011 was $4,462,182 and $1,484,458, respectively. Our ability to achieve future profitability is dependent on a variety of factors, many outside our control. Failure to achieve profitability or sustain profitability, if achieved, may require us to obtain additional funding which could have a material negative impact on the market value of our common stock or be dilutive.

Focusing our business model on realizing the value of our intellectual property through licensing is a relatively recent initiative and may not result in anticipated benefits.

During fiscal 2012 we announced that we were focusing our efforts on leveraging the value of our intellectual property by seeking to license our technology to established industry partners in target markets and growing our product business in digital signage and related markets. We have a limited operating history and a limited track record with respect to our licensing strategy, making it difficult to evaluate our current business and future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by companies with evolving business strategies. If we do not manage these risks successfully, our business and operating results will be adversely affected. In addition, our intellectual property licensing strategy may place increased demands on our personnel and divert resources from product sales and product operations adversely affecting future results. We also may not realize any or all of the anticipated benefits of our strategies.

Our licensing strategy is untested, subject to risk and there is no assurance companies will license our technology or produce licensable products or pay license fees sufficient to sustain our operations.

Our licensing strategy is untested and we have no licensing revenue to date. There can be no assurance that consumer electronic product companies we have targeted or will target will license our technology or, if so, produce licensable products. Our plans and ability to license for particular applications may require additional product development and there can be no assurance we can demonstrate performance acceptable to prospective licensees. The markets for consumer electronic products in which our technology is intended are intensely competitive and price sensitive. This could place pressure on licensing fees and limit our ability to exploit our technology. We also risk that licensees will inaccurately report licensing royalties, if any, or that they or others will make unauthorized use of our intellectual property.

We are susceptible to general economic conditions, and continued difficult economic circumstances in our industry or a reduction in spending by customers could adversely affect our operating results.

The electronics industry in general has historically been characterized by a high degree of volatility and is subject to substantial and unpredictable variations resulting from changing business cycles. Our operating results will be subject to fluctuations based on general economic conditions, in particular conditions that impact discretionary consumer spending. The audio products sector of the electronics industry has and may continue to experience a slowdown in sales, which adversely impacts our ability to generate revenues and impacts the results of our future operations. The current tight credit in financial markets may adversely affect the ability of our commercial customers to finance purchases and operations and could result in an absence of orders or spending for our products as well as create supplier disruptions. We are unable to predict the likely duration and severity of the adverse economic conditions and disruptions in financial markets and the effects they will have on our business and financial condition.

We purchase a number of key components and subassemblies from foreign suppliers. Consequently, we are subject to the impact economic conditions can have on such suppliers and subject to fluctuations in foreign currency exchange rates. Increases in our cost of purchasing these items could negatively impact our financial results if we are not able to pass these increased costs on to our customers.

A significant portion of our revenue has been derived from a few large customers and sales of one product category.

We are dependent on one core technology and product category and limited products to generate revenues. We cannot assure you that these or other future products will achieve customer acceptance to attain a level of sales to support our operating costs. The vast majority of our product sales are generated from a small number of customers and we have no licensing revenue to date. Three customers accounted for 30%, 16% and 16% of our total revenues in fiscal 2012 and two customers accounted for 46% and 35% of our total revenues in fiscal 2011. We do not have long-term agreements with these or other customers and our agreements with these customers do not require them to purchase any specific number or amount of our products. As a result, agreements with respect to pricing, returns, promotions, among other things, are subject to periodic negotiation with each customer. No assurance can be given that these or other customers will continue to do business with us. The loss of any of our significant customers could have a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, the uncertainty of product orders can make it difficult to forecast our sales and allocate our resources in a manner consistent with actual sales, and our expense levels are based in part on our expectations of future sales. If our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls.

We must develop a larger customer base or generate license revenues in order to grow our business.

To grow our business we must develop relationships with new customers and obtain and fulfill increased orders from both prior and new customers. Our sales to date have been limited to a few customers. We cannot guarantee that we will be able to develop a larger customer base. Further, even if we continue to retain prior customers and obtain new customers, we cannot guarantee that those customers will purchase sufficient quantities of our products at prices that will enable us to recover our costs in acquiring those customers and fulfilling orders. We also cannot guarantee that we will be able to generate any future license revenues. Our ability to increase sales of our products or generate license revenues depends on a number of factors, including:

•	our ability to timely demonstrate or manufacture reliable products that have the features required by customers;

•	our ability to develop relationships with new customers that will lead to sales of our products or licensing of our technology;

•	our ability to develop and expand into new markets for our audio products and technology; and

•	our ability to develop international product distribution or licensing directly or through partners.

Errors, limitations or defects contained in our products, failure to comply with applicable safety standards, product injury claims or a product recall could result in delayed shipments or rejection of our products, increased warranty costs or damage to our reputation and expose us to regulatory or other legal action.

Our technology is substantially different from proven, mass-produced sound transducer designs. Any performance limitations, defects or errors in the operation of our products could result in the rejection of our products by our customers, damage to our reputation, lost sales, diverted development resources, increased customer service, adverse regulatory actions and warranty claims, any of which could harm our business. Complex components and assemblies used in our products may contain undetected defects that are subsequently discovered at some point in the life of the product. Defects in our products may result in a loss of sales, injury or other loss to customers, and may injure our reputation and increase our warranty or service costs. We may incur substantial and unpredictable warranty costs from post-production product or component failures. Defects and/or warranty costs could adversely affect our financial position, results of operations and business prospects.

End-users of our products could sustain injuries from our products, and we may be subject to claims or lawsuits resulting from such injuries including damage to hearing. There is a risk that these claims or liabilities may exceed, or fall outside the scope of, our insurance coverage. We may also be unable to maintain adequate liability insurance in the future. Because we are a small company, a product recall would be particularly harmful to us. We have limited financial and administrative resources to effectively manage a product recall, and it would detract management’s attention from implementing our core business strategies. A significant product defect or product recall could materially and adversely affect our brand image, cause a decline in our sales, and could reduce or deplete our financial resources adversely affecting our financial results.

We may face personal injury and other liability claims that harm our reputation and adversely affect our sales and financial condition.

Since our products include ultrasonic emissions along with the acoustic output, customers or others could claim damage to human hearing or human health irrespective if the product is used properly or improperly, such as when the product is used at extreme close ranges for long periods of exposure. A person claiming injury in connection with the use of our products may bring legal action against us to recover damages on the basis of theories including personal injury, negligent design, dangerous product or inadequate warning. We may also be subject to lawsuits involving allegations of misuse of our products. While we have product liability insurance, it may be too costly for us or may be unavailable and it may be insufficient to pay any claims. We may not have sufficient resources to satisfy any product liability claims not covered by insurance which would materially and adversely affect our financial position. Significant litigation could also result in a diversion of management’s attention and resources and negative publicity.

If we are unable to keep up with rapid technological changes, our processes, products or services may become obsolete.

The directed audio market is characterized by significant and rapid technological change. Although we will continue to expand our technological capabilities in order to remain competitive, research and discoveries by others may make our processes, products or services less attractive or even obsolete.

Our efforts may never demonstrate the feasibility of our new electronics processing and emitter technology for broad-based product applications.

Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including without limitation unanticipated technical or other problems and the possible insufficiency of funds for completing development of these products. While we believe we have overcome many of the technical problems traditionally associated with parametric sound reproduction, these technical problems or new technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete, or if we experience significant delays in completing development, manufacturing and licensing of commercial or consumer applications using our new technology, particularly after incurring significant expenditures, our business may fail.

We cannot predict our future operating results. Our quarterly and annual results will likely be subject to fluctuations caused by many factors, any of which could result in our failure to achieve our expectations.

We expect our proprietary sound reproduction products and technologies will be the source of substantially all of our future revenues. Revenues are expected to vary significantly due to a number of factors. Many of these factors are beyond our control. Any one or more of these factors, including those listed below, could cause us to fail to achieve our revenue expectations. These factors include:

•	our ability to supply sound reproduction components to customers, distributors, VARs or OEMs or to license our technologies;

•	market acceptance of, and changes in demand for, our products or our customers’ products;

•	gains or losses of significant customers, distributors or strategic relationships;

•	unpredictable volume and timing of customer orders;

•	the availability, pricing and timeliness of delivery of components for our products;

•	fluctuations in the availability of manufacturing capacity or manufacturing yields and related manufacturing costs;

•	timing of new technological advances, product announcements or introductions by us, by OEMs or licensees and by our competitors;

•	product obsolescence and the management of product transitions and inventory;

•	unpredictable warranty costs associated with our products;

•	installation or order delays by customers, distributors, OEMs or production delays by us or our suppliers;

•	general consumer electronics industry conditions, including changes in demand and associated effects on inventory and inventory practices;

•	general economic conditions that could affect the timing of customer orders and capital spending and result in order cancellations or rescheduling; and

•	general political conditions in this country and in various other parts of the world that could affect spending for the products that we intend to offer.

Some or all of these factors could adversely affect demand for our products or technologies and, therefore, adversely affect our future operating results.

Our expenses may vary from period to period, which could affect quarterly results and our stock price.

If we incur additional expenses in a quarter in which we do not experience increased revenue, our results of operations will be adversely affected and we may incur larger losses than anticipated for that quarter. Factors that could cause our expenses to fluctuate from period to period include:

•	the timing and extent of our research and development efforts;

•	tooling, manufacturing and production working capital costs;

•	investments and costs of maintaining or protecting our intellectual property;

•	the extent of marketing and sales efforts to promote our products and technologies; and

•	the timing of personnel and consultant hiring.

We may need additional capital for growth.

We may need additional capital to support continued operations and our future growth. While we intend to rely on existing resources and funds generated from operations, these may not be sufficient. We also may not be able to generate sufficient funds from operations in the future. Principal factors affecting the availability of internally generated funds include:

•	failure of product sales and licensing proceeds sufficient to meet planned projections;

•	consumer spending levels impacting the sale of our products or those of any future licensees;

•	working capital requirements to support business growth;

•	our ability to control spending;

•	introduction of new competing technologies;

•	product mix and effect on margins; and

•	acceptance of our existing and future products and technologies in existing and new markets.

Should we require additional financing in the future, we may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a material adverse effect on our business. If we are required to raise additional capital in the future, such additional financing may not be available on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional capital if needed, such failure could have a material adverse impact on our business, results of operations and financial condition.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

We believe the development of our new technology, including electronics processing and emitter improvements, will enable us to enter targeted new markets and to expand our presence in our current product markets. Because these improvements are relatively new, we may be unable to evaluate our future prospects in our current market and in new markets, particularly in light of our goals to continually grow our existing and new customer base, expand our product offerings, integrate complementary businesses and enter additional new markets. In addition, our potential growth, recent product introductions and entry into new markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our products and services significantly increase or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Many potential competitors who have greater resources and experience than we do may develop products and technologies that make ours obsolete.

Technological competition from other and more established electronic and sound system manufacturers is significant and expected to increase. Most of the companies with which we expect to compete have substantially greater capital resources, research and development staffs, marketing and distribution programs and larger facilities than us, and many of them have substantially greater experience in the production and marketing of products. In addition, one or more of our competitors may have developed or may succeed in developing technologies and products that are more effective than ours, rendering our technology and products obsolete or noncompetitive. The life cycles of our technologies are difficult to estimate. If we cannot develop products in a timely manner in response to industry changes, or if our technologies do not perform well, our business and financial condition will be adversely affected.

Our competitive position will be seriously damaged if we cannot maintain and obtain patent protection for important differentiating aspects of our products or otherwise protect intellectual property rights in our technology.

We rely on a combination of contracts and trademark, patent and trade secret laws to establish and protect our proprietary rights in our technology. However, we may not be able to prevent misappropriation of our intellectual property, our competitors may be able to independently develop similar technology and the agreements we enter into to protect our proprietary rights may not be enforceable.

Our success, in part, depends on our ability to obtain and enforce intellectual property protection of our technology, particularly our patents. There is no guarantee any patent will issue on any patent application that we have filed or may file. Claims allowed from existing or pending patents may not be of sufficient scope or strength to protect the economic value of our technologies. Further, any patent that we may obtain will expire, and it is possible that it may be challenged, invalidated or circumvented. If we do not secure and maintain patent protection for our technology and products, our competitive position could be significantly harmed. A competitor may independently develop or patent technologies that are substantially equivalent or superior to our technology.

As we expand our product line or develop new uses for our products, these products or uses may be outside the protection provided by our current patent applications and other intellectual property rights. In addition, if we develop new products or enhancements to existing products we cannot assure you that we will be able to obtain patents to protect them. Even if we do receive patents for our existing or new products, these patents may not provide meaningful protection, or may be too costly to enforce protection. In some countries outside of the United States where our products may be sold or licensed, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for violations of patents. As a result, protecting intellectual property in these countries is difficult and our competitors may successfully sell products in these countries that have functions and features that infringe on our intellectual property.

We may initiate claims or litigation against third parties in the future for infringement of our proprietary rights or to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and divert the efforts of our technical and management personnel. As a result, our operating results could suffer and our financial condition could be harmed.

Our competitive position will be seriously damaged if our products are found to infringe on the intellectual property rights of others.

Other companies and our competitors may currently own or obtain patents or other proprietary rights that might prevent, limit or interfere with our ability to make, use or sell our products. As a result, we may be found to infringe the intellectual property rights of others. The electronics industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, resulting in significant and often protracted and expensive litigation. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results could be adversely affected. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of our resources. An adverse result from intellectual property litigation could force us to do one or more of the following:

•	cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

•	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

•	redesign products or services that incorporate the disputed technology.

If we are forced to take any of the foregoing actions, we could face substantial costs and shipment delays and our business could be seriously harmed. Although we carry general liability insurance, our insurance may not cover potential claims of this type or be adequate to indemnify us for all liability that may be imposed.

In addition, it is possible that our customers or end users may seek indemnity from us in the event that our products are found or alleged to infringe the intellectual property rights of others. Any such claim for indemnity could result in substantial expenses to us that could harm our operating results.

Our technology is subject to government regulation, which could lead to unanticipated expense or litigation.

Our sound technology emits ultrasonic vibrations and is regulated by the Food and Drug Administration, as well as the Federal Communications Commission. Although we believe we are in compliance with applicable FDA and FCC regulations, in the event of certain unanticipated defects in our products, a customer or we may be required to comply with governmental requirements to remedy the defect and/or notify consumers of the problem. This could lead to unanticipated expense, and possible product liability litigation against a customer or us. Any regulatory impediment to full commercialization of our parametric sound technology, or any of our other technologies, could adversely affect our results of operations.

Should we seek medical device marketing clearance we could face significant regulatory issues that could bar or delay product marketing or limit indicated uses.

The process of obtaining regulatory clearances or approvals to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such clearances or approvals will be granted on a timely basis, if at all, or that there will not be limitations imposed on indicated uses and claims. Should we seek medical device marketing clearance we intend to rely on the premarket notification process for FDA clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act.  This provision allows many medical devices to avoid human clinical trials if the product is “substantially equivalent” to another device already on the market.  Premarket notification requires a new device to be compared for safety, effectiveness and technological characteristics to another device (or multiple devices) already on the market.  A successful 510(k) submission results in FDA clearance for commercialization.

If approved, regulatory agencies subject a product, its manufacturer and the manufacturer’s facilities to continual review, regulation and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators or us, including requiring withdrawal of the product from the market.

To market any products internationally, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA clearance or approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA clearance or approval. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA clearance or approval, including the risk that our products may not be approved for use under all of the circumstances requested, which could limit the uses of our products and adversely impact potential product sales, and that such clearance or approval may require costly, post-marketing follow-up studies. If we fail to comply with applicable foreign regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

We rely on outside suppliers to provide a large number of components and sub-assemblies incorporated in our products.

Our products have a number of components and subassemblies produced by outside suppliers. In addition, for certain of these items, we qualify only a single source, which can magnify the risk of shortages and decrease our ability to negotiate with our suppliers on the basis of price. In particular, we currently depend on one piezo-film supplier to provide expertise and materials used in our proprietary emitters and one supplier for a majority of our plastic and metal parts from tooling owned by us. If shortages occur, or if we experience quality problems with suppliers, then our production schedules could be significantly delayed or costs significantly increased, which would have a material adverse effect on our business, liquidity, results of operation and financial position.

Changes in laws or regulations or the manner of their interpretation or enforcement could adversely impact our financial performance and restrict our ability to operate our business or execute our strategies.

New laws or regulations, or changes in existing laws or regulations or the manner of their interpretation or enforcement, could increase our cost of doing business and restrict our ability to operate our business or execute our strategies. This includes, among other things, compliance costs and enforcement under the Dodd-Frank Wall Street Reform and Consumer Protection Act. For example, under Section 1502 of the Dodd-Frank Act, the SEC has adopted additional disclosure requirements related to the source of certain "conflict minerals" for issuers for which such "conflict minerals" are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by that issuer. The metals covered by the rules include tin, tantalum, tungsten and gold, commonly referred to as "3TG." Our suppliers may use some or all of these materials in their production processes. The rules require us to conduct a reasonable country of origin inquiry to determine if we know or have reason to believe any of the minerals used in the production process may have originated from the Democratic Republic of the Congo or an adjoining country. If we are not able to determine the minerals did not originate from a covered country or conclude that there is no reason to believe that the minerals used in the production process may have originated in a covered country, we would be required to perform supply chain due diligence on members of our supply chain. Global supply chains can have multiple layers, thus the costs of complying with these new requirements could be substantial. These new requirements may also reduce the number of suppliers who provide conflict free metals, and may affect our ability to obtain products in sufficient quantities or at competitive prices. Compliance costs and the unavailability of raw materials could have a material adverse effect on our results of operations.

Current environmental laws, or laws enacted in the future, may harm our business.

Our operations are subject to environmental regulation in areas in which we conduct business. Our product design and procurement operations must comply with new and future requirements relating to the materials composition of our products, including restrictions on lead, cadmium and other substances. We do not expect that the impact of these environmental laws and other similar legislation adopted in the U.S. and other countries will have a substantial unfavorable impact on our business. However, the costs and timing of costs under environmental laws are difficult to predict.

Loss of our key management and other personnel could impact our business.

Our business is substantially dependent on our Executive Chairman, Kenneth F. Potashner, and our President and Chief Scientist, Elwood G. Norris, and other key personnel. The loss of either of Mr. Potashner or Mr. Norris or any of these key personnel could materially adversely affect our business, financial condition, results of operations and cash flows. In addition, competition for skilled and non-skilled employees among companies like ours is intense, and the loss of skilled or non-skilled employees or an inability to attract, retain and motivate additional skilled and non-skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully, develop new products, attract customers and meet customer shipments.

Failure to maintain an effective system of internal control over financial reporting could harm stockholder and business confidence in our financial reporting, our ability to obtain financing and other aspects of our business.

Maintaining an effective system of internal control over financial reporting is necessary for us to provide reliable financial reports. Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the SEC require us to include in our Form 10-K a report by management regarding the effectiveness of our internal control over financial reporting. While our management concluded that our internal control over financial reporting was effective as of September 30, 2012, it is possible that material weaknesses will be identified in the future. In addition, components of our internal control over financial reporting may require improvement from time to time. If management is unable to assert that our internal control over financial reporting is effective in any future period, investors may lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on its stock price.

In addition, beginning with our Form 10-K for the fiscal year ending September 30, 2013, management’s assessment regarding the effectiveness of our internal control over financial reporting must include a statement that our independent registered public accounting firm has issued an attestation report relating to the effectiveness of our internal control over financial reporting. If our independent registered public accounting firm is unable to express an opinion that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

Evolving regulation of corporate governance and public disclosure may result in additional expenses and continuing uncertainty.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, XBRL interactive SEC filings, new SEC regulations and NASDAQ Stock Market rules are creating uncertainty for public companies and often, increased costs to comply. We continually evaluate and monitor developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We are committed to maintaining high standards of corporate governance and public disclosure. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and we may be harmed.

The reliability of market data included in our public filings is uncertain.

Since we operate in a rapidly changing market, we have in the past, and may from time to time in the future, include market data from industry publications and our own internal estimates in some of the documents we file with the SEC. This data may be inaccurate, incomplete or unreliable. Industry publications generally state that the information contained in these publications has been obtained from sources believed to be reliable, but that its accuracy and completeness is not guaranteed. Although we believe that the market data used in our filings with the SEC is and will be reliable, it has not been and will not be independently verified. Similarly, internal company estimates, while believed by us to be reliable, have not been and will not be verified by any independent sources.

Risk Factors Relating to Ownership of Our Common Stock

Our common stock has traded sporadically and is expected to experience significant price and volume volatility in the future that substantially increases the risk of loss to persons owning our common stock.

There was no public market for our common stock prior to our spin-off in September 2010. The market price of our common stock has fluctuated significantly to date. Prior to March 22, 2012, our common stock was quoted on the OTC Bulletin Board, where the shares of our common stock were historically sporadically or “thinly-traded”, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. On March 22, 2012, our common stock began listing on The NASDAQ Capital Market, but there can be no assurances that our common stock will be actively traded. Because of the limited trading market for our common stock, and the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

In the future, the market price of our common stock could be subject to significant fluctuations due to general market conditions and in response to quarter-to-quarter variations in:

•	our anticipated or actual operating results;

•	developments concerning our sound reproduction technologies;

•	technological innovations or setbacks by us or our competitors;

•	announcements of merger or acquisition transactions;

•	changes in personnel within our company; and

•	other events or factors and general economic and market conditions.

Our common stock has traded on The NASDAQ Capital Market as low as $3.86 and as high at $21.99 during the period from March 22, 2012 through May 2, 2013. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, and that have often been unrelated or disproportionate to the operating performance of companies. These broad market fluctuations may adversely affect the trading price of shares our common stock.

There is no guarantee that our shares will continue to be listed on The NASDAQ Capital Market.

Shares of our common stock became listed on The NASDAQ Capital Market on March 22, 2012. We may not be able to meet the requirements for continued listing on The NASDAQ Capital Market, or there may not be enough brokers interested in making a market for our stock to allow us to continue to list thereon. Failure to satisfy any continued listing requirements could lead to the receipt of a deficiency notice from Nasdaq and ultimately to a delisting from trading of our common stock. If our common stock were delisted from Nasdaq, among other things, this could result in a number of negative implications, including reduced liquidity in our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws as well as the potential loss of confidence by suppliers, customers and employees, the loss of analyst coverage and institutional investor interest, fewer business development opportunities, greater difficulty in obtaining financing and possible breaches of certain contractual obligations. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. It is possible that an active and liquid trading market in our securities may never develop or, if one does develop, that the market will continue.

Sales of common stock by affiliates or sales of common stock issuable on the exercise of outstanding options and warrants, may depress the price of our common stock.

From time to time, certain of our stockholders including affiliates may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. As of April 30, 2013, we had outstanding options granted to our employees, directors and consultants to purchase 1,275,354 shares of our common stock, and had outstanding warrants issued to investors to purchase 291,492 shares of our common stock. At April 30, 2013, the exercise prices for the options and common stock warrants ranged from $1.50 to $12.98 per share. The issuance of shares of common stock upon the exercise of outstanding options or warrants could cause substantial dilution to holders of common stock and could negatively affect the terms on which we could obtain equity financing. Any substantial sale the sale of these shares in the market or sales of shares pursuant to Rule 144 or pursuant to any resale prospectus could cause the market price of our common stock to decline.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of your common stock.

We are authorized to issue up to 1,000,000 shares of preferred stock in one or more series. Our Board of Directors may determine the terms of future preferred stock offerings without further action by our stockholders (subject to the rules of the NASDAQ Capital Market). If we issue preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. Preferred stock terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

The payment of dividends will be at the discretion of our Board of Directors.

The declaration and amount of future dividends, if any, will be determined by our Board of Directors and will depend on our financial condition, earnings, capital requirements, financial covenants, regulatory constraints, industry practice and other factors our Board deems relevant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology. For a non-exhaustive list of certain forward-looking statements that are incorporated by reference into or deemed to be a part of this prospectus, please refer to the “Cautionary Note Regarding Forward-Looking Statements and Other Information” contained in our Annual Report on Form 10-K for the year ended September 30, 2012.

Forward looking statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in (i) our Annual Report on Form 10-K for the year ended September 30, 2012, (ii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus, or (iii) this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference herein reflect our views as of the date of the document in which they are contained based on information available to us as of the date of that document, and we caution you not to place undue reliance on these forward-looking statements in light of the risks, uncertainties and assumptions associated with them. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities we sell in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part.  See “Where You Can Find More Information.”

Description of Common Stock

We are authorized to issue 50,000,000 shares of our common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.

As of April 30, 2013 we had 6,676,044 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without action by our stockholders (except as may be required by the rules of the NASDAQ Capital Market). If action by our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to preferences that may be applicable to any future outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

We are not offering any shares of our preferred stock pursuant to this prospectus or any prospectus supplement hereto. Further, no shares of our preferred stock are outstanding, and we have no present plans to issue any shares of our preferred stock. However, we are describing the rights of our preferred stock because our preferred stock, if and when issued, may have rights that are greater than the rights of our common stock.

Our board of directors has the authority, without action by our stockholders (except as may be required by the rules of the NASDAQ Capital Market), to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

Description of Warrants

We may issue warrants for the purchase of our common stock, which we refer to in this prospectus as “common stock purchase warrants”.  As explained below, each common stock purchase warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement.  Common stock purchase warrants may be issued separately or together with equity securities.  The common stock purchase warrants are to be issued under common stock purchase warrant agreements.

The particular terms of each issue of common stock purchase warrants and the common stock purchase warrant agreement relating to the common stock purchase warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the common stock purchase warrants;

•	the initial offering price;

•	the aggregate number of common stock purchase warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock purchase warrants;

•	the date on which the right to exercise the common stock purchase warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the common stock purchase warrants that may be exercised at any one time;

•	anti-dilution provisions of the common stock purchase warrants, if any;

•	redemption or call provisions, if any, applicable to the common stock purchase warrants;

•	any additional terms of the common stock purchase warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock purchase warrants; and

•	the exercise price.

Holders of common stock purchase warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock purchase warrants.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Charter Documents

The following is a summary of certain provisions of Nevada law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Nevada and our articles of incorporation and bylaws.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Articles of Incorporation; Bylaws

Our articles of incorporation and bylaws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless our board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of our board of directors.

No Cumulative Voting. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Stockholder Meetings. Our bylaws provide that special meetings of the stockholders may be called only by our chairman, our chief executive officer or at the direction of our board of directors.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common shares than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common shares in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common shares to the extent that it discourages resales of the common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

In compliance with the guidelines of the Financial Regulatory Authority, or FINRA, the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of securities pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon for us by Sheppard Mullin Richter & Hampton, LLP, San Diego, California.

EXPERTS

Squar, Milner, Peterson, Miranda and Williamson, LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the fiscal years ended September 30, 2012 and 2011 as set forth in their report dated November 28, 2012, which is incorporated by reference in this prospectus. Such financial statements are included in reliance on Squar, Milner, Peterson, Miranda and Williamson, LLP’s aforementioned report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement, which are available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below, as well as on our website, http://www.parametricsound.com. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

In addition, we are subject to the reporting and information requirements of the Securities Exchange Act of 1934, and as a result we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will also be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below, as well as on our website, http://www.parametricsound.com. This reference to our website is an inactive textual reference only, and is not a hyperlink.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our annual report on Form 10-K for the fiscal year ended September 30, 2012, filed with the SEC on November 28, 2012;

•	Our quarterly report on Form 10-Q for the period ended December 31, 2012, filed with the SEC on February 7, 2013;

•	Our quarterly report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 2, 2013;

•	Our current reports on Form 8-K (or amendments thereto) filed with the SEC on each of February 25, 2013, March 1, 2013, March 8, 2013 and April 5, 2013;

•	Our definitive proxy statement filed with the SEC on January 10, 2013; and

•	The description of our common stock, which is contained in the registration statement on Form 8-A12B filed with the SEC on March 21, 2012, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of these reports or documents, at no cost, by writing or telephoning us at the following address:

Parametric Sound Corporation
13771 Danielson Street, Suite L
Poway, CA 92064
(888) 477-2150

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by us. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC Registration Fee	$10,230
Printing, Transfer Agent and Related Fees	2,000
Legal Fees and Expenses	35,000
Accounting Fees and Expenses	5,000
Miscellaneous fees and expense	5,000
Total	$57,230

Item 15. Indemnification of Directors and Officers

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws state that we shall indemnify our directors and officers to the fullest extent not prohibited by the NRS. Except under limited circumstances, our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified. In addition, to the fullest extent permitted by the NRS, we may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Item 16. Exhibits

Exhibit Number	Description of Document

1.1	Underwriting Agreement*

2.1	Separation and Distribution Agreement, dated September 27, 2010, by and between LRAD Corporation and Parametric Sound Corporation. Incorporated by reference to Exhibit 2.1 on Form 8-K dated October 1, 2010.

3.1	Articles of Incorporation of Parametric Sound Corporation (Nevada) dated June 2, 2010. Incorporated by reference to Exhibit 3.1 on Form 10 dated June 24, 2010.

3.1.1	Certificate of Amendment to Articles of Incorporation of Parametric Sound Corporation (Nevada), dated March 21, 2012. Incorporated by reference to Exhibit 3.1 on Form 8-K dated March 26, 2012.

3.2	Bylaws of Parametric Sound Corporation. Incorporated by reference to Exhibit 3.2 on Form 10 dated June 24, 2010.

4.1	Form of Common Stock Certificate of Parametric Sound Corporation. Incorporated by reference to Exhibit 4.1 on Form 10/A dated July 27, 2010.

4.2	Form of 8% Notes Due September 28, 2011. Incorporated by reference to Exhibit 4.1 on Form 8-K dated October 1, 2010.

4.3	Form of Stock Purchase Warrant, dated September 28, 2010. Incorporated by reference to Exhibit 4.2 on Form 8-K dated October 1, 2010.

4.4	Form of Stock Purchase Warrant, dated February 22, 2011. Incorporated by reference to Exhibit 4.1 on Form 8-K dated February 24, 2011.

4.5	Form of Underwriter Warrant, dated March 21, 2012. Incorporated by reference to Exhibit 4.1 on Form 8-K dated March 26, 2012.

5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP.

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.

23.2	Consent of Sheppard Mullin Richter & Hampton, LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page hereto).

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 6, 2013.

PARAMETRIC SOUND CORPORATION

By:/s/ Kenneth F. Potashner
Kenneth F. Potashner, Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth F. Potashner, Elwood G. Norris and James A. Barnes and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth F. Potashner	Executive Chairman (Principal Executive Officer)	May 6, 2013
Kenneth F. Potashner

/s/ James A. Barnes	Chief Financial Officer, Treasurer and Secretary	May 6, 2013
James A. Barnes	(Principal Financial Officer and Principal Accounting Officer)

/s/ James L. Honore	Director	May 6, 2013
James L. Honore

/s/ Robert M. Kaplan	Director	May 6, 2013
Robert M. Kaplan

/s/ Elwood G. Norris	President, Chief Scientist and Director	May 6, 2013
Elwood G. Norris

/s/ Seth Putterman	Director	May 6, 2013
Seth Putterman

/s/ Andrew Wolfe	Director	May 6, 2013
Andrew Wolfe

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Underwriting Agreement*

2.1	Separation and Distribution Agreement, dated September 27, 2010, by and between LRAD Corporation and Parametric Sound Corporation. Incorporated by reference to Exhibit 2.1 on Form 8-K dated October 1, 2010.

3.1	Articles of Incorporation of Parametric Sound Corporation (Nevada) dated June 2, 2010. Incorporated by reference to Exhibit 3.1 on Form 10 dated June 24, 2010.

3.1.1	Certificate of Amendment to Articles of Incorporation of Parametric Sound Corporation (Nevada), dated March 21, 2012. Incorporated by reference to Exhibit 3.1 on Form 8-K dated March 26, 2012.

3.2	Bylaws of Parametric Sound Corporation. Incorporated by reference to Exhibit 3.2 on Form 10 dated June 24, 2010.

4.1	Form of Common Stock Certificate of Parametric Sound Corporation. Incorporated by reference to Exhibit 4.1 on Form 10/A dated July 27, 2010.

4.2	Form of 8% Notes Due September 28, 2011. Incorporated by reference to Exhibit 4.1 on Form 8-K dated October 1, 2010.

4.3	Form of Stock Purchase Warrant, dated September 28, 2010. Incorporated by reference to Exhibit 4.2 on Form 8-K dated October 1, 2010.

4.4	Form of Stock Purchase Warrant, dated February 22, 2011. Incorporated by reference to Exhibit 4.1 on Form 8-K dated February 24, 2011.

4.5	Form of Underwriter Warrant, dated March 21, 2012. Incorporated by reference to Exhibit 4.1 on Form 8-K dated March 26, 2012.

5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP.

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.

23.2	Consent of Sheppard Mullin Richter & Hampton, LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page hereto).

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.